Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-1) of Auspex Pharmaceuticals, Inc. of our report dated November 21, 2013 (except for the Reverse Stock Split paragraph of Note 12, as to which the date is January 16, 2014), with respect to the financial statements of Auspex Pharmaceuticals, Inc. included in its Registration Statement (Form S-1 No. 333-193013), as amended.

/s/ Ernst & Young LLP

San Diego, California

February 4, 2014